Exhibit 10.7

税务免责协议
Tax Indemnity Agreement

本协议由以下双方于2010年5月23日在安阳达成：
This Agreement is entered by and between following parties in Anyang on May 23, 2010:

甲方：王新顺
Party A: Wang Xin Shun
乙方：河南省顺成集团煤焦有限公司
Party B: Henan Shuncheng Group Coal Coke Co., Ltd.

鉴于：
Whereas:
1、甲方目前为乙方的实际经营管理者，甲方将来亦会预期成为乙方的实际经营管理者；
   Party A is currently managing and operating Party B and is expected to manage and operate Party B in the future;
2、甲方和乙方在过去几年间就甲方向乙方提供借款达成了若干协议，并于2010年5月23日签署《借款协议》确认了这些借款（以下简称“借款”）；
Party A and Party B entered into one or more loan agreements over a period of several years (collectively, the "Loan") that Party A and Party B confirmed in writing in a Loan Agreement dated 23 May  2010 (the "Loan Agreement"). ;
3、截至2009年12月31日，乙方尚有到期的上一年度应付税款待付（以下简称该未付款，“上年应付未付税款”）。乙方在未来的财政年度或许也存在待付的到期应付税款 （该未付款，以下简称“未来应付未付税款”）
As of 31 Dec 2009, Party B has underprovided for certain tax payments due and owing in prior tax years (such underprovisions, the “Prior Year Tax Underpayments”) and may underprovide for certain tax payments due and owing in future tax years (such underprovisions, the “Future Year Tax Underpayments”)

双方经过友好协商，达成协议如下：
The parties have reached following agreement after friendly negotiation:

甲方同意承担由其营运的乙方的由上年及未来应付未付税款产生的利息、罚款及其它相关额外开支。双方同意，前述甲方承担的开支只能从《借款协议》项下的借款本金中扣除。
Party A agrees to indemnify Party B for any interest, penalties or other related tax costs resulting from the Prior Year Tax Underpayments and any Future Year Tax Underpayments for tax years in which he managed and operated Party B. Both parties agree that any such indemnity payment will be solely deducted from the principal amount of the Loan as set forth in the Loan Agreement.

甲方：王新顺（签字）：
Party A: Wang Xin Shun (signature):  /s/ Wang Xin Shun

乙方：河南省顺成集团煤焦有限公司
Party B: Henan Shuncheng Group Coal Coke Co., Ltd.
法定代表人或授权代表 Legal Representative/Authorized Representative:
（签字）(signature):  /s/ Wang Xin Shun